Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Incannex Healthcare Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	‒	‒	$11,040,000	(2)	0.00014760	$1,629.50
	Equity	Pre-Funded Warrants to purchase shares of Common Stock(3)	Rule 457(o)	‒	‒	‒		‒	‒
	Equity	Common Stock underlying the Pre-Funded Warrants(3) (4)	Rule 457(g)	‒	‒	‒		‒	‒
	Equity	Common Warrants to purchase shares of Common Stock	Rule 457(o)	‒	‒	$11,040,000	(2)	0.00014760	$1,629.50
	Equity	Common Stock underlying the Common Warrants(4)	Rule 457(g)	‒	‒	‒		‒	‒

Fees Previously paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	‒	‒	$5,000,000	(2)	0.00014760	$738.00
	Equity	Pre-Funded Warrants to purchase shares of Common Stock(3)	Rule 457(o)	‒	‒	‒		‒	‒
	Equity	Common Stock underlying the Pre-Funded Warrants(3) (4)	Rule 457(g)	‒	‒	‒		‒	‒
	Equity	Common Warrants to purchase shares of Common Stock	Rule 457(o)	‒	‒	$5,000,000	(2)	0.00014760	$738.00
	Equity	Common Stock underlying the Common Warrants(4)	Rule 457(g)	‒	‒	‒		‒	‒
	Total Offering Amounts					$22,080,000			$3,259.01
	Total Fees Previously Paid								$1,476.00
	Total Fee Offsets								$0
	Net Fee Due								$1,783.01

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	The proposed maximum aggregate offering price of Common Stock proposed to be sold in the offering will be reduced on a one-for-one basis based on the amount of Pre-Funded Warrants offered and sold in the offering, and the proposed maximum offering price of the Pre-Funded Warrants to be sold in the offering will be reduced on a one-for-one basis based on the amount of shares of Common Stock sold in the offering.

(4)	In accordance with Rule 457(g) under the Securities Act, because the shares of Common Stock underlying the Pre-Funded Warrants and the Common Warrants are registered hereby, no separate registration fee is required with respect to shares of Common Stock underlying the Pre-Funded Warrants and the shares of Common Stock underlying the Common Warrants.